Exhibit 5.01

September 18, 2006

Adaptec, Inc.

691 South Milpitas Boulevard

Milpitas, California 95035

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Adaptec, Inc., a Delaware corporation (“Adaptec” or the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about September 18, 2006 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,173,750 shares of Adaptec’s common stock (the “Shares”) subject to issuance by Adaptec pursuant to the grant of restricted stock unitsand restricted stock and upon the exercise of stock options and stock appreciation rights under the Adaptec, Inc. 2006 Director Plan (the “Director Plan”).  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)                                  the Company’s Certificate of Incorporation, certified by the Delaware Secretary of State on September 14, 2006;

(2)                                  the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on September 15, 2006;

(3)                                  the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)                                  the Prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(5)                                  the minutes of a meeting of the Company’s Board of Directors held on July 6, 2006;

(6)                                  the minutes of the Company’s Annual Meeting of Stockholders held on September 14, 2006;

(7)                                  the stock records that the Company has provided to us (consisting of (a) a report from the Company’s transfer agent as of September 15, 2006 verifying the number of the Company’s issued and outstanding shares of capital stock as of that date, and (b) a summary report from the Company as of September 15, 2006 of outstanding options to purchase the Company’s capital stock and stock reserved for issuance upon granting of stock awards and upon exercise of stock options);

(8)                                  the Third Amended and Restated Rights Agreement dated February 1, 2001 between the Company and Mellon Investors Services LLC, as Rights Agent; and

(9)                                  a Management Certificate addressed to us and dated of even date herewith executed by offiers of the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 2,173,750 Shares that may be issued, sold and delivered by the Company pursuant to the grant of restricted stock units and restricted stock and upon the exercise of stock options under the Director Plan, when issued, sold and delivered in accordance with the Director Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus

constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with issuance and sale of Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Dennis R. DeBroeck
Dennis R. DeBroeck, a Partner